SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 11, 2010

DUTCH GOLD RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-308805	58-2550089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Lenox Road, Suite 1500, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

(404) 419-2440
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Acquisition of Aultra Gold, Inc.’s Assets

On January 6, 2010, Dutch Gold Resources, Inc. (the “Company” or the “Registrant”) entered into an Asset Purchase Agreement (the “Agreement”) and DGRI ADGI Acquisition Corporation (the “Purchaser”) with Aultra Gold, Inc. (“Aultra Gold”), effective as of December 31, 2009.  Pursuant to the Agreement, the Company acquired all of Aultra Gold’s assets to the Purchaser, which is a wholly owned subsidiary of Dutch Gold (the “Transaction”).  As consideration for these assets, the Company issued 9,614,667 shares of its common stock, par value $0.001 per share, to Aultra Gold.

In accordance with the transaction, the Company acquired substantially all of the assets related to Aultra Gold’s gold and mineral business, including inventory, accounts receivable, certain supply and distribution and other vendor contracts, good will and other various assets and intangibles. The parties made customary representations, warranties and indemnities that are typical and consistent for a transaction of this size and scope.

Acquisition of Control of Aultra Gold, Inc.

Also, on December 31, 2009, pursuant to a Stock Purchase Agreement by and among the Company, Rauno Perttu, Strategic Minerals Inc., a Nevada corporation, and Aultra Gold Capital Inc., a Turks and Caicos corporation, the Company acquired controlling interest of Aultra Gold for a purchase price of One Million newly-issued shares of the Company’s common stock, par value $0.001 per share.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures set forth under Item 1.01 are incorporated by reference into this Item 2.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 31, 2009, William Debor, Ewald Dienhart, and James L. Browne resigned from the Board of Directors of the Company and Rauno Perttu was elected and appointed to the Board of Directors.  In addition, Rauno Perttu became Chief Operating Officer of the Company.

Rauno Perttu - Chief Operating Officer, Director, 64, acts as the Chief Operating Officer and Director of the Company, effective December 30, 2009.  From January 22, 2007 until December 31, 2009, Mr. Perttu served as President, Secretary and Director of Aultra Gold, Inc.  An academically distinguished geologist with a M.S. in Geology, Mr. Perttu is a registered Engineering Geologist in Oregon who has held senior positions with some of North America’s leading resource companies. At the Kennecott Corporation, he initially worked as a senior geologist, was later promoted to Coal Manager, and then to Director of Business Development. Before Kennecott, Mr. Perttu held senior geologist positions at Gulf Minerals, Resources International, and Pacific Power and Light Company. For the last 20 years, he has worked as a consultant, initiating and managing exploration and development programs in North America, Chile, Columbia, and Venezuela. He has been involved in the discovery of gold and silver deposits in Montana, Utah, and Nevada. He has 36 years of experience in economic geology. He has evaluated companies for acquisition and commodities for diversification. He has worked internationally in all phases of mineral and metals exploration, evaluation, and development. Mr. Perttu has managed modest sized to major projects and programs from the initial conceptual stage through all the subsequent steps, including discovery, acquisition, and determination of economic feasibility, development and production. This background has given him experience in, not only the technical, but also the business aspects of the mineral industry.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements: As a result of the Transaction described in Item 1.01, the Registrant will file the audited financial information within seventy-one calendar days after this 8-K is filed.

(b) Pro forma financial information: As a result of the Transaction described in Item 1.01, the Registrant will file the audited financial information within seventy-one days after this 8-K is filed.

(c) Shell company transaction: This section does not apply.

(d) Exhibits: The disclosures set forth under Item 9.01 (a) and (b) are incorporated by reference into this Item 9.01 (d).

Exhibit #	Description
10.1	Form of Asset Purchase Agreement by and among Aultra Gold, Inc., Dutch Gold Resources, Inc. and DGRI AGDI Acquisition Corporation.
10.2	Form of Stock Purchase Agreement by and among Dutch Gold Resources, Inc., Rauno Perttu, Strategic Minerals Inc., and Aultra Gold Capital Inc.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

DUTCH GOLD RESOURCES, INC.

Date: November 3, 2011	By:	/s/ Dan Hollis
Daniel W. Hollis
Chief Executive Officer

Exhibit Index

Exhibit #	Description
10.1	Form of Asset Purchase Agreement by and among Aultra Gold, Inc., Dutch Gold Resources, Inc., a Nevada corporation and DGRI AGDI Acquisition Corporation.
10.2	Form of Stock Purchase Agreement by and among Dutch Gold Resources, Inc., Rauno Perttu, Strategic Minerals Inc., and Aultra Gold Capital Inc.